UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Beacon Federal Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
☒  No fee required.
☐  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
☐  $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4) Proposed maximum aggregate value of transaction:

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

April 16, 2012

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Beacon Federal Bancorp, Inc. (the “Company”). The Annual Meeting will be held at the Company’s corporate headquarters, 6611 Manlius Center Road, East Syracuse, New York at 10:30 a.m. (local time) on May 17, 2012.

The enclosed Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted.  During the Annual Meeting we will also report on the operations of the Company.  Directors and officers of the Company, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.  Also enclosed for your review is our Annual Report on Form 10-K, which contains detailed information concerning the activities and operating performance of the Company.

The business to be conducted at the Annual Meeting consists of the election of two directors to the Board of Directors of the Company, the ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2012, the consideration of an advisory, non-binding resolution to approve the executive compensation described in this proxy statement and the consideration of an advisory, non-binding proposal with respect to the frequency that stockholders will vote on the Company’s executive compensation.  For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered and that stockholders mark the “ONE YEAR” box with respect to the advisory proposal on the frequency of the stockholders’ vote on executive compensation.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting.  This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.  Your vote is important, regardless of the number of shares that you own.

Sincerely,

/s/ Ross J. Prossner
President and Chief Executive Officer

Beacon Federal Bancorp, Inc.
 6611 Manlius Center Road
East Syracuse, New York 13057
(315) 433-0111

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 17, 2012

Notice is hereby given that the Annual Meeting of Beacon Federal Bancorp, Inc. (the “Company”) will be held at the Company’s corporate headquarters, 6611 Manlius Center Road, East Syracuse, New York at 10:30 a.m. (local time) on May 17, 2012.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.	the election of two directors to the Board of Directors;

2.	the ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2012;

3.	an advisory, non-binding resolution to approve the executive compensation described in this proxy statement;

4.	an advisory, non-binding proposal with respect to the frequency that stockholders will vote on the Company’s executive compensation; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof.  The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned.  Stockholders of record at the close of business on March 9, 2012 are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER FOR YOU TO VOTE PERSONALLY AT THE ANNUAL MEETING.

By Order of the Board of Directors

/s/ Darren T. Crossett
Corporate Secretary

April 16, 2012

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2012:  THIS PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, THE PROXY CARD AND BEACON FEDERAL BANCORP’S 2011 ANNUAL REPORT ON FORM 10-K ARE ALL AVAILABLE ON THE INTERNET AT WWW.CFPPROXY.COM/6322.

PROXY STATEMENT

Beacon Federal Bancorp, Inc.
6611 Manlius Center Road
East Syracuse, New York 13057
(315) 433-0111

ANNUAL MEETING OF STOCKHOLDERS
May 17, 2012

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Beacon Federal Bancorp, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which will be held at the Company’s corporate headquarters, 6611 Manlius Center Road, East Syracuse, New York at 10:30 a.m. (local time) on May 17, 2012, and all adjournments of the Annual Meeting.  The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 16, 2012.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below.  Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof.  Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon.  Please sign and return your proxy to our corporate secretary in order for your vote to be counted.  Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals and the “ONE YEAR” option as set forth in this proxy statement for consideration at the Annual Meeting.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting.  Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

Proxies may be revoked by sending written notice of revocation to the Secretary of the Company at the address shown above, delivering to the Company a duly executed proxy bearing a later date, or attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

VOTING SECURITIES, VOTING PROCEDURES AND METHOD OF COUNTING VOTES

Holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on March 9, 2012 (the “Record Date”) are entitled to one vote for each share then held, except as described below.  As of the Record Date, the Company had 6,195,330 shares of common stock outstanding.  The presence in person or by proxy of a majority of the issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.  Broker non-votes and proxies marked ABSTAIN will be counted for purposes of determining that a quorum is present.  In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

In accordance with the provisions of the Company’s Articles of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit.  Our Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to us to enable the Board of Directors to implement and apply the Limit.

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR” the election of the two nominees proposed by the Board of Directors or to “WITHHOLD AUTHORITY” to vote for the nominees being proposed.  Under Maryland law and our Articles of Incorporation and Bylaws, directors are elected by a plurality of shares voted at the Annual Meeting, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld.

As to the ratification of the independent registered public accounting firm, the proxy card being provided by the Board of Directors enables a stockholder to: (i) vote “FOR” the proposal; (ii) vote “AGAINST” the proposal; or (iii) “ABSTAIN” from voting on the proposal.  The ratification of the independent registered public accounting firm must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to broker non-votes or proxies marked “ABSTAIN.”

As to the advisory, non-binding resolution to approve executive compensation as described in this proxy statement, the proxy card being provided by the Board of Directors enables a stockholder to: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The approval of the non-binding resolution must be by the affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes or proxies marked “ABSTAIN.” While this vote is required by law, it will neither be binding on the Company or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors.

As to the advisory, non-binding proposal with respect to the frequency that stockholders will vote on the Company’s executive compensation, the proxy card being provided by the Board of Directors enables a stockholder to: (i) consider the resolution every “ONE YEAR”; (ii) consider the resolution every “TWO YEARS”; (iii) consider the resolution every “THREE YEARS”; or (iv) “ABSTAIN” from voting on the resolution. Generally, approval of any matter presented to stockholders requires the affirmative vote of a majority of the votes cast at the Annual Meeting.  However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders. Even though this vote will neither be binding on the Company or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors, the Board of Directors will take into account the outcome of this vote in making a determination on the frequency that advisory votes on executive compensation will be included in Company proxy statements.

Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Company’s Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups who beneficially own in excess of five percent of the outstanding Common Stock of the Company are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership.  The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by each person who was the beneficial owner of more than five percent of the Company’s outstanding shares of Common Stock, including shares owned by its directors and executive officers as a group.

	Amount of Shares
	Owned and Nature		Percent of Shares
Name and Address of	of Beneficial		of Common Stock
Beneficial Owners	Ownership(1)		Outstanding

Wellington Management Company, LLP	618,600	(2)	9.9%
280 Congress Street
Boston, Massachusetts 02210

Sy Jacobs	339,158	(3)	5.5%
11 East 26th Street
New York, New York 10010

Mendon Capital Advisors Corp.	343,143	(4)	5.5%
150 Allens Creek Road
Rochester, NY 14618

Beacon Federal Employee Stock Ownership Plan Trust	566,790	(5)	9.2%
6611 Manlius Center Road
East Syracuse, New York 13057

All Directors and Executive Officers	759,584		11.7%
as a group (10 persons)

(1)
A person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date.  As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.  Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)	Based on a Form 13F filed on February 14, 2011 by Wellington Management Company, LLP which discloses sole voting power over 618,600 shares.
(3)
Based on an amended Schedule13G filed on February 14, 2012 by Sy Jacobs, Jacobs Asset Management, LLC, a Delaware limited liability company, JAM Managers, LLC., a Delaware limited liability company and JAM Partners, L.P., a Delaware limited partnership company, whereby Sy Jacobs has sole voting and investment power over 3,000 shares and Sy Jacobs, Jacobs Asset Management, LLC, JAM Managers, LLC. and JAM Partners, L.P. have shared voting and investment power over 336,158 shares.

(4)
Based on a Schedule 13G filed on February 13, 2012 by Mendon Capital Advisors Corp., a Delaware corporation and Anton V. Schutz whereby Mendon Capital Advisors Corp. and Anton V. Schutz each  have sole voting and investment power over 128,305 shares and each have shared voting and investment power over 214,838 shares.

(5)
Based on an amended Schedule 13G filed on January 30, 2012 by Hand Benefits and Trust Company, as Trustee on behalf of Beacon Federal Employee Stock Ownership Plan Trust. According to the filing, Beacon Federal Employee Stock Ownership Plan Trust had: (i) sole power to vote or direct the vote of 256,754 shares of the Company’s common stock; and (ii) shared power to vote or direct the vote of 310,036 shares of the Company’s common stock.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors is currently composed of seven members, and is divided into three classes with one class of directors elected annually.  Directors of the Company are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated to serve as directors John W. Altmeyer and Thomas Driscoll, each of whom is currently a member of the Board of Directors and each of whom has been nominated to serve for a three-year period and until his successor has been elected and shall qualify.

The table below sets forth certain information, as of the Record Date, regarding the composition of the Company’s Board of Directors, including the terms of office of Board members.  It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below.  If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend.  At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected.  There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

Names and Addresses (1)	Age(2)	Positions Held	Director Since(3)	Current Term to Expire	Shares of Common Stock Beneficially Owned on Record Date (4)		Percent of Class

NOMINEES
John W. Altmeyer	52	Director	1992	2012	76,968	(5)	1.2%
Thomas Driscoll	58	Director	1998	2012	63,491	(6)	1.0%

DIRECTORS CONTINUING IN OFFICE

Timothy P. Ahern	55	Chairman of the Board	2000	2013	56,968	(7)	*
David R. Hill	62	Director and Secretary	1991	2013	61,968	(8)	1.0%
Gail M. Kinsella	48	Director	2010	2013	275		*
Ross J. Prossner	63	Director, President and Chief Executive Officer	1976	2014	205,021	(9)	3.3%
Edward H. Butler	64	Director	1982	2014	58,968	(10)	*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Darren T. Crossett	51	Senior Vice President	N/A	N/A	91,911	(11)	1.5%
J. David Hammond	67	Senior Vice President, Chief Lending Officer	N/A	N/A	88,284	(12)	1.4%
Lisa Jones	36	Senior Vice President, Chief Financial Officer	N/A	N/A	55,730	(13)	*

All Directors and Executive Officers as a Group (10 persons)					759,584	(14)	11.7%

(1)	The mailing address for each person listed is 6611 Manlius Center Road, East Syracuse, New York 13057.
(2)	As of December 31, 2011.
(3)	Reflects year in which the Director was first elected or appointed to the Board of Directors of the Company or Beacon Federal (the “Bank”).
(4)	See definition of “beneficial ownership” in the table in “Security Ownership of Certain Beneficial Owners.” Share amounts include shares allocated to executive officers in the ESOP.
(5)	Includes 10,000 shares of common stock held by Mr. Altmeyer’s spouse and 24,654 shares that can be acquired pursuant to stock options that are exercisable within 60 days of the Record Date.
(6)
Includes 20,000 shares of common stock held in Mr. Driscoll’s individual retirement account and 24,654 shares that can be acquired pursuant to stock options that are exercisable within 60 days of the Record Date.

(7)
Includes 10,000 shares of common stock held in Mr. Ahern’s individual retirement account and 24,654 shares that can be acquired pursuant to stock options that are exercisable within 60 days of the Record Date.

(8)
Includes 25,000 shares of common stock held in Mr. Hill’s individual retirement account and 24,654 shares that can be acquired pursuant to stock options that are exercisable within 60 days of the Record Date.

(9)
Includes 25,005 shares of common stock held in Mr. Prossner’s 401(k) plan account, 10,000 shares of common stock held in Mr. Prossner’s individual retirement account, 6,700 shares of common stock held by Mr. Prossner as custodian for his children and 3,300 shares of common stock held by Mr. Prossner’s child, 1,000 shares of common stock held by Mr. Prossner’s spouse, 14,313 shares of common stock allocated to Mr. Prossner in the ESOP and 96,333 shares that can be acquired pursuant to stock options that are exercisable within 60 days of the Record Date.

(10)
Includes 25,000 shares of common stock held in Mr. Butler’s individual retirement account and 24,654 shares that can be acquired pursuant to stock options that are exercisable within 60 days of the Record Date.

(11)
Includes 15,946 shares of common stock held in Mr. Crossett’s 401(k) plan account, 13,046 shares of common stock allocated to Mr. Crossett in the ESOP and 40,000 shares that can be acquired pursuant to stock options that are exercisable within 60 days of the Record Date.

(12)
Includes 20,879 shares of common stock held in Mr. Hammond’s individual retirement account, 13,208 shares of common stock allocated to Mr. Hammond in the ESOP and 40,000 shares that can be acquired pursuant to stock options that are exercisable within 60 days of the Record Date.

(13)
Includes 13,392 shares of common stock held in Ms. Jones’ 401(k) plan account, 10,873 shares of common stock allocated to Ms. Jones in the ESOP and 22,222 shares that can be acquired pursuant to stock options that are exercisable within 60 days of the Record Date.

(14)
Includes 51,440 shares of common stock allocated to the accounts of executive officers under the ESOP and excludes the remaining  205,314 shares of common stock (representing 3.3% of the shares of common stock outstanding as of the Record Date) owned by the ESOP for the benefit of the employees of the Company and the Bank.  Under the terms of the ESOP, shares of common stock allocated to the account of employees are voted in accordance with the instructions of the respective employees.  Unallocated shares are voted by the ESOP trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares, unless its fiduciary duties require otherwise.

*	Less than 1%.

The principal occupation during the past five years of each nominee, continuing director and executive officer of the Company is set forth below.

Directors

Timothy P. Ahern has served as the Chairman of the Board of Beacon Federal since 2005.  He was also named Chairman of the Board of the Company in 2007.  Mr. Ahern is the founder and principal of Ahern & Murphy Associates, Cazenovia, New York, a leadership and management development organization in central New York.  He was previously employed as an executive with The Pyramid Companies from 1986 to 1998.

Mr. Ahern joined the Board of Directors of Beacon Federal in 2000. He is currently the owner and Chief Executive Officer of Ahern & Murphy Associates.  His expertise in management has been valuable to Beacon Federal as it has grown to over 130 employees.  Further, his expertise in organizational skills, and his current service as Chairman of the Board, has helped the Company’s Board of Directors enhance its cohesiveness, efficiency and effectiveness.

John W. Altmeyer has served as President and Chief Executive Officer of Carlisle Syntec, Inc., Carlisle, Pennsylvania, a roofing manufacturer, since 1997.  Carlisle Syntec is a key segment of Carlisle Companies, a New York Stock Exchange listed company.  He previously held several corporate positions at Carlisle Companies from 1987 to 1997, with a focus on business development.  He was also employed by Carrier Corporation from 1981 to 1987.

Mr. Altmeyer joined the Board of Directors of Beacon Federal in 1992.  As President and Chief Executive Officer of Carlisle Syntec, Inc. Mr. Altmeyer has focused on business development, strategic planning, and mergers and acquisitions where he has drawn on his strong financial analysis, organizational modeling and strategic planning skills.  This expertise has been valuable to Beacon Federal as it considers and evaluates its own strategic opportunities.

Edward H. Butler retired in 2007 as Plant Controller for Advanced Motors & Drives, East Syracuse, New York.  He was previously employed as the Plant Controller for New York Chocolate in Fulton, New York from 2004 to 2006, and by McQuay International in corporate finance from 1998 to 2004. He was previously a 25-year employee of the Carrier Corporation as accounting manager for North American operations.

Mr. Butler joined the Board of Directors of Beacon Federal in 1982 while it was still a credit union.  Mr. Butler brought a background in accounting, financial reporting and internal controls to the board from his financial and accounting positions with Carrier Corporation, a primary sponsor of the credit union.  He was the manager of corporate accounting and was responsible for the world-wide consolidation of Carrier Corporation’s financial results.  Mr. Butler’s group prepared all the financial reporting information for the Carrier Corporation’s annual report and SEC filings.  Mr. Butler’s experience has served the Company well, particularly in his role as chairman of the Company’s Audit Committee.  Mr. Butler qualifies as an audit committee financial expert.

Thomas Driscoll is currently employed as a marketing executive for RockTenn Corporation.  He was previously employed as Vice President and General Manager with TimBar Packaging and Displays, a paperboard remanufacturer in Oneida, New York, from 1979 to 2007.  He has served as a board member of the Manufacturers Association of Central New York, Madison County Children’s Camp, Community Action of Madison County and on the Administrative Council for the St. James Parish.

Mr. Driscoll joined the Board of Directors of Beacon Federal in 1998.  At that time, he was the General Manager of Oneida Container, a regional paperboard manufacturing company that had successfully expanded based upon quality customer service.  Mr. Driscoll has been able to help to guide Bank management to enhance customer service techniques to the products and services that Beacon Federal offers.  Additionally, Mr. Driscoll brings regional economic budgeting and forecasting expertise to the board.  Mr. Driscoll continues to utilize his network of associates within the local business community to help Beacon Federal understand trends in the local economy.

David R. Hill is a former President of OBG Laboratories, an O’Brien & Gere Company, from which he retired in 2004. Mr. Hill held various positions throughout his 33 years with OBG Laboratories; he served on the Board of Directors and was actively involved in the financial growth of the organization.  He is currently employed by Paradigm Environmental Services and is using his years of experience to assist them with their growth in the Central New York Area.  Paradigm is an environmental testing organization servicing both public and private clients.

Mr. Hill was appointed to the Beacon Federal Board of Directors in 1991.  At that time he was a member of O’Brien & Gere’s senior management team and the credit unions charter was expanded to include O’Brien & Gere.  Mr. Hill continues to provide the board with significant planning and operations knowledge acquired through his career and time as president of a division of O’Brien & Gere.

Gail M. Kinsella, CPA is currently a partner at Testone, Marshall & Discenza, LLP (“TMD”), a public accounting firm in Syracuse, NY.   Ms. Kinsella has been a partner in TMD’s audit practice for 13 years and also coordinates the firm’s quality control and peer review programs.  TMD has provided a full range of accounting and consulting services to Central New York for over 35 years.  Ms. Kinsella is also Vice President on the Board of Directors of the New York State Society of Certified Public Accountants (“NYSSCPA”) and a past member of its Executive Committee, Quality Enhancement Policy Committee, Selections Committee, Syracuse Chapter President and Chapter Executive Committee member and served as past President of the Foundation for Accounting Education. Ms. Kinsella is currently a member of NYSSCPA’s strategic task force and affiliation task force.

Ms. Kinsella joined the Board of Directors of Beacon Federal in 2010, bringing extensive financial and accounting expertise to the board.  Ms. Kinsella qualifies as an audit committee financial expert.

Ross J. Prossner has been President and Chief Executive Officer of Beacon Federal since 1976.  He was also named President and Chief Executive Officer of the Company in 2007.

Mr. Prossner joined the Board of Directors of Beacon Federal in 1976.  His qualifications to serve on the Board include his demonstrated leadership skills and extensive banking executive experience.  Mr. Prossner has led the evolution of the Bank for the past 36 years, starting as Carrier Employees Federal Credit Union and through profitable mergers, acquisitions and a public offering, and has cultivated the Bank into the Beacon Federal of today.  His long-time association with and leadership of all aspects of the Bank’s operations provide the board with invaluable perspective and insight.

Executive Officers of the Company Who Are Not Also Directors

Darren T. Crossett is the Senior Vice President of the Company.  He has been employed by Beacon Federal since 1986.  He has served in many capacities including Marketing Director from 1986 to 1989, Vice President of Lending from 1989 to 1997 and as Senior Vice President from 1997 to the present.  He is the President of Beacon Comprehensive Services Corporation, a subsidiary of the Company.

J. David Hammond is the Senior Vice President and Chief Lending Officer of the Company.  He has been employed by Beacon Federal as Senior Vice President of Lending since 2001.  He has more than 40 years of experience in banking.  Prior to employment at Beacon Federal, he served as Executive Vice President with Skaneateles Savings Bank from 1995 through 1999.  Prior to that, he held various lending and management positions with Chase Manhattan Bank.

Lisa M. Jones is the Senior Vice President and Chief Financial Officer of the Company.  She has been employed by Beacon Federal since 1996.  She has served in many capacities within the bank’s Accounting Department and has been serving in her current role as Chief Financial Officer since December 2010.

Board Independence, Leadership Structure and Risk Oversight

The Board of Directors has determined that, except for Ross J. Prossner, each member of the Board of Directors is an “independent director” within the meaning of the Nasdaq corporate governance listing standards.  Mr. Prossner is not considered independent because he is the President and Chief Executive Officer of the Company.

In determining the independence of the directors, the Board of Directors reviewed and considered the following loans to the Company’s independent directors, which loans were reviewed by the Board of Directors in the ordinary course of business:

Independent Director	Aggregate Amount Outstanding at December 31, 2011
John W. Altmeyer	$979,642
Thomas Driscoll	$135,441
Edward Butler	$811

The Board of Directors also reviewed and considered $17,240 in staff training fees paid by the Bank to Ahern & Murphy Associates, a leadership and management development organization located in Cazenovia, New York, of which director Timothy P. Ahern serves as a principal.

To assure effective and independent oversight of management the Board of Directors operates with the roles of Chief Executive Officer and Chairman of the Board separated in recognition of the differences between these two roles in management of the Company. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board.  The Chairman of the Board is an independent, non-management role.

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews reports from members of senior management on areas of material risk to the Company, including credit, financial, operational, liquidity, legal and regulatory risks. In reviewing the reports, the full Board, or the appropriate Committee in the case of risks that are under the purview of a particular Committee, discuss with the members of senior management responsible for the areas covered by the reports, how risks have been identified and what strategies and procedures have been put in place to mitigate risks. When a Committee receives a report, the Chairman of the relevant Committee communicates the results of the report review to the full Board at the next Board meeting. This enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the listing standards of the Nasdaq Stock Market.  These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Section 16(a) Beneficial Ownership Reporting Compliance

The Common Stock of the Company is registered with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).  The officers and directors of the Company and beneficial owners of greater than 10% of the Company’s Common Stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock.  SEC rules require disclosure in the Company’s proxy statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company’s Common Stock to file a Form 3, 4 or 5 on a timely basis.  To our knowledge, based solely on a review of such forms furnished to us and written representations that no other forms were required during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with.

Meetings and Committees of the Board of Directors

The business of the Boards of Directors of the Company and the Bank is conducted through meetings and activities of the Boards and their committees.  The Board of the Company has the following committees:  Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

During the year ended December 31, 2011, the Board of Directors of the Company held 12 regular meetings and two special meetings.  During the year ended December 31, 2011, no director attended fewer than 75% of the aggregate of:  (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).  Executive sessions of the independent directors are held on a regularly scheduled basis.

While the Company has no formal policy on director attendance at annual meetings of stockholders, all directors are encouraged to attend. Six of the seven directors attended the 2011 Annual Meeting of Stockholders.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Butler, Altmeyer and Ahern. Each member of the Nominating and Corporate Governance Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards.  The Company’s Board of Directors has adopted a written charter for the Committee, which is available at the Company’s website at www.beaconfederal.com. The Committee met one time during the year ended December 31, 2011.

The functions of the Nominating and Corporate Governance Committee include the following:

●	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

●	to review and monitor compliance with Nasdaq Stock Market listing requirements for board independence;

●
to make recommendations to the Board regarding the size and composition of the Board and  develop and recommend to the Board criteria for the selection of individuals to be considered for election or re-election to the Board; and

●	to review the committee structure and make recommendations to the Board regarding committee membership.

The Nominating and Corporate Governance Committee identifies nominees for the Board of Directors by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.  When considering whether nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively, the Nominating Committee and the Board of Directors focused primarily on the information included in each of the directors’ individual biographies set forth above.  Also set forth above in the directors’ individual biographies is a summary of the particular experience, qualifications, attributes or skills that led the Board of Directors to conclude that each person could serve as a director of the Company.

If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members.  In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.  The Nominating and Corporate Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

●	has the highest personal and professional ethics and integrity and whose values are compatible with the Company’s;

●	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

●	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

●	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

●	is involved in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders; and

●	has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

The Nominating and Corporate Governance Committee and the Board of Directors do not have a formal diversity policy in identifying nominees for director.  However, in considering all of the attributes of an effective director in the context of existing members of the Board, the Committee and the Board do consider differences of viewpoint (including different viewpoints derived from diverse race, gender and national origin), professional experience, education and skills so as to achieve balance and heterogeneity in backgrounds and experiences on the Board.

The Nominating and Corporate Governance Committee takes into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

Procedures for the Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee has adopted procedures for the submission of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating and Corporate Governance Committee will consider candidates submitted by the Company’s stockholders.  Stockholders can submit the names of qualified candidates for director by writing to our Corporate Secretary, at 6611 Manlius Center Road, East Syracuse, New York 13057.  The Corporate Secretary must receive a submission not less than ninety (90) days prior to the anniversary date of the Company’s proxy materials for the preceding year’s annual meeting. The submission must include the following information:

●	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

●
the name and address of the stockholder as he or she appears on the Company’s records, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

●
the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

●	a statement of the candidate’s business and educational experience;

●	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

●	a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

●	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

●	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Other Matters and Advance Notice Procedures.”  No submission for Board nominees was received by the Company for the Annual Meeting.

Stockholder Communications with the Board

A stockholder of the Company who wishes to communicate with the Board of Directors or with any individual director can write to the Corporate Secretary of the Company, at 6611 Manlius Center Road, East Syracuse, New York 13057, Attention:  Board Administration.  The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, management will:

●	forward the communication to the director or directors to whom it is addressed;

●	attempt to handle the inquiry directly (for example, where it is a request for information about the Company or it is a stock-related matter); or

●	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors on request.

The Audit Committee

The Audit Committee of the Company consists of Messrs. Butler and Driscoll and Ms. Kinsella.  Each member of the Audit Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3.  The Board of Directors has determined that Mr. Butler and Ms. Kinsella qualify as an “audit committee financial expert” as that term is used in the rules and regulations of the SEC.  Information with respect to Mr. Butler’s and Ms. Kinsella’s experience is included in “—Directors.”  The duties and responsibilities of the Audit Committee include, among other things:

●	retaining, overseeing and evaluating an independent registered public accounting firm to audit the Company’s annual financial statements;

●	in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of the Company’s financial reporting processes, both internal and external;

●	approving the scope of the audit in advance;

●	reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

●
considering whether the provision by the external auditors of services not related to the annual audit and quarterly reviews is consistent with maintaining the registered public accounting firm independence;

●	reviewing earnings and financial releases and quarterly reports filed with the SEC;

●	consulting with the internal audit staff and reviewing management’s administration of the system of internal accounting controls;

●	approving all engagements for audit and non-audit services by the independent registered public accounting firm; and

●	reviewing the adequacy of the Audit Committee charter.

The Audit Committee of the Company met 13 times during the year ended December 31, 2011.   The Company’s Board of Directors has adopted a written charter for the Audit Committee of the Company.  The charter is available on the Company’s website at www.beaconfederal.com.

Audit Committee Report

Management has the primary responsibility for the Company’s internal controls and financial reporting processes.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In accordance with rules established by the SEC, the Audit Committee of the Company has prepared the following report for inclusion in this proxy statement:

As part of its ongoing activities, the Audit Committee has:

●	reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements for the year ended December 31, 2011;

●
discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

●
discussed with the Company’s independent registered public accounting firm their independence from the Company and its management, including the written disclosures and letter from the Company’s independent registered public accounting firm required by the Public Company Accounting Oversight Board’s Rule 3526, Communication with Audit Committees Concerning Independence, as approved by the SEC.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.  In addition, the Audit Committee recommended that the Board of Directors appoint Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012, subject to the ratification of this appointment by the stockholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and this report shall not otherwise be deemed “soliciting material” or filed with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

This report has been provided by the Audit Committee:

Edward H. Butler
Thomas Driscoll
Gail M. Kinsella

The Compensation Committee

The Compensation Committee is appointed by the Board of Directors of the Company to assist the Board in developing compensation philosophy, criteria, goals and policies for the Company’s executive officers that reflect the values and strategic objectives of the Company and the Bank. The Committee reviews the performance of and annually recommends to the full Board the compensation and benefits of the Company’s executive officers (including the Chief Executive Officer).  The Committee administers the Company’s compensation plans, including stock option and stock award plans, the employee stock ownership plan, and cash incentive plans.  The Committee establishes the terms of employment and severance agreements/arrangements for executive officers, including any change of control and indemnification agreements. The Committee recommends to the full Board the compensation to be paid to directors of the Company and of affiliates of the Company for their service on the Board. Finally, the Committee establishes annual compensation percentage increases for all Bank staff.

The Compensation Committee does not delegate to Company or Bank officers its authority in compensation matters. The role of management, including the Chief Executive Officer, is to advise the Compensation Committee, to make recommendations as to the amount and form of executive and Board compensation, and to provide data, analysis and support for input into Committee decision-making. The Committee also may request others, including compensation and benefits consultants and legal counsel, to attend meetings or to provide relevant information to assist the Committee in its work.  In this connection, the Committee has the authority to retain compensation and benefits consultants and legal counsel used to assist the Committee in fulfilling its responsibilities. During 2011, the Committee retained an independent compensation and benefits consultant, Pearl Meyer & Partners (“PMP”).  PMP did not perform any services for the Bank in 2011.

For 2011, in making compensation decisions, the Compensation Committee compared each element of total compensation against a peer group of publicly-traded financial institutions that have assets that are relatively comparable to the Bank and that are located in the Bank’s primary market area.  The peer group consisted of First of Long Island Corporation, Canandaigua National Corporation, Alliance Financial Corporation, Chemung Financial Corporation, CNB Financial Corporation, Wilber Corporation, Arrow Financial Corporation, Community Bank System, Inc., ESSA Bancorp, Inc., Legacy Bancorp, Inc., Oneida Financial Corporation, Rome Bancorp, Inc. and Suffolk Bancorp.

The peer banks, which are periodically reviewed and updated by the Compensation Committee, consist of companies against which the Committee believes we compete for talent and for stockholder investment.  The Compensation Committee requests and reviews survey data for information relating to compensation practices at other financial institutions of similar asset and business mix, general compensation trends in the private sector, as well as comparative information gathered from the proxy statements of the peer banks.

The Committee consists of Messrs. Ahern, Altmeyer and Hill. The Committee met eight times during the year ended December 31, 2011. The Compensation Committee of the Bank, which is composed of the same directors as serve on the Compensation Committee of the Company, met eight times during the year ended December 31, 2011. Each member of the Compensation Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards.  The Board of Directors has adopted a written charter for the Committee, which is available at the Company’s website at www.beaconfederal.com.

Code of Ethics

The Company has adopted a Code of Ethics that is applicable to the officers, directors and employees of the Company, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  The Code of Ethics is available at the Company’s website at www.beaconfederal.com.  Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.

Executive Compensation

The following table sets forth for the fiscal years ended December 31, 2011 and 2010, certain information as to the total compensation paid by the Company to Ross J. Prossner, its principal executive officer, as well as to the two most highly compensated executive officers of the Company who received total compensation exceeding $100,000 for the 2011 fiscal year.  Each of the individuals listed in the table below is referred to as a Named Executive Officer.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(2)	Total ($)

Ross J. Prossner,	2011	$336,154	—	—	$85,560	—	—	$76,484	$498,198
President & CEO	2010	$302,500	$81,000	—	$71,000	—	—	$81,289	$535,789

Darren T. Crossett	2011	$185,400	—	—	$44,640	—	—	$49,973	$280,013
Senior VP	2010	$180,000	$65,000	—	$34,080	—	—	$52,994	$332,074

J. David Hammond	2011	$206,000	—	—	$44,640	—	—	$48,224	$298,864
Senior VP & CLO	2010	$200,000	$65,000	—	$34,080	—	—	$49,977	$349,057

(footnotes begin on following page)

(footnotes from previous page)

(1)
Amounts in this column reflect the grant date fair value of stock options under the 2008 Equity Incentive Plan. The grant date fair value was calculated in accordance with Compensation – Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”).  The assumptions used in the valuation of these awards are included in Note 9 to the Company’s audited financial statements for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission.

(2)	The compensation represented by the amounts for 2011 set forth in the All Other Compensation column for the Named Executive Officers is detailed in the following table:

Name	Perquisites	401(k) plan contributions	Employee stock ownership plan contributions	Life insurance premiums	Cash dividends on unvested restricted stock	Excess benefit plan	Total all other compensation
Prossner	$8,892	$9,556	$28,073	$8,145	$3,000	$18,818	$76,484

Crossett	$10,215	$9,556	$28,073	—	$1,500	$629	$49,973

Hammond	$7,800	$9,556	$28,073	—	—	$2,795	$48,224

Benefit Plans

Employment Agreements. Effective October 1, 2007, Beacon Federal entered into employment agreements with each of Messrs. Prossner, Crossett and Hammond.  The agreement with Mr. Prossner has an initial term of three years.  The agreements with Messrs. Crossett and Hammond had initial terms of two years.  Unless notice of non-renewal is provided, the agreements with Messrs. Prossner, Crossett and Hammond renew annually.  The current base salaries for Messrs. Prossner, Crossett and Hammond are $340,000, $185,400 and $206,000, respectively.  Under the agreements, base salaries will be reviewed at least annually and may be increased, but not decreased (except for a decrease that is generally applicable to all employees).  In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other employee fringe benefit plans applicable to executive employees and use of an automobile.

The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.  In addition, the executive is not entitled to any additional benefits under the employment agreement upon attainment of age 65.  Should the executive become disabled, Beacon Federal would continue to pay the executive his base salary for the longer of the remaining term of the agreement or one year, provided that any amount paid to the executive pursuant to any disability insurance would reduce the compensation he would receive.  In the event the executive dies while employed by Beacon Federal, the executive’s estate will be paid the executive’s base salary for one year and the executive’s family will be entitled to continuation of non-taxable medical, dental and other insurance benefits for one year after the executive’s death.

Each of the executives is entitled to severance payments and benefits in the event of his termination of employment under specified circumstances.  In the event the executive’s employment is terminated for reasons other than for cause, disability, death or retirement, or in the event the executive resigns within 30 days following (1) the failure to appoint the executive to his executive position, (2) a material change in the executive’s functions, duties, or responsibilities, which change would cause executive’s position to become one of lesser responsibility, importance or scope (to which the executive has not agreed in writing), (3) the relocation of executive’s principal place of employment to a location that is more than 50 miles from the location of the Bank’s principal executive offices as of the date of the agreement, (4) a material reduction in benefits and perquisites including base salary (except for any Bank-wide or officer-wide reduction), (5) the liquidation or dissolution of Beacon Federal, or (6) a material breach of the employment agreement by Beacon Federal (a “good reason”), the executive would be entitled to a severance payment.  In the case of Mr. Prossner, the severance payment equals three times the sum of his highest annual base salary and the highest rate of bonus awarded to him during the prior three years, payable in a lump sum.  In the case of Messrs. Crossett and Hammond, the severance payment equals two times the sum of his highest annual base salary and the highest rate of bonus awarded to him during the prior two years, payable in a lump sum.  In addition, the executive would be entitled, at Beacon Federal’s sole expense, to the continuation of life and non-taxable medical and dental coverage as part of his severance benefits.  Such coverage would continue for 36 months in the case of Mr. Prossner and for 24 months for all other executives.  In the event of a change-in-control, Mr. Prossner would be entitled a lump sum cash payment equal to three times the sum of his highest annual rate of base salary paid at any time under the employment agreement and his highest bonus paid with respect to the prior three years, and Messrs. Crossett and Hammond would be entitled to a lump sum cash payment equal to two times the sum of his highest annual rate of base salary paid at any time under the employment agreement and his highest bonus paid with respect to the prior two years.  If the executive’s employment is terminated following a change-in-control, he would also receive, at Beacon Federal’s expense, continuation of life and non-taxable medical and dental coverage following his termination of employment for 36 months (in the case of Mr. Prossner) or for 24 months (in the case of Messrs. Crossett and Hammond). In the event that the severance payments under the employment agreement were triggered with or without a change-in-control, as of December 31, 2011, the value of severance benefits would have been approximately $1,299,057 for Mr. Prossner; $524,838 for Mr. Crossett; and $565,986 for Mr. Hammond.  Each of the employment agreements also provides for an automatic reduction in the amount of any payments made in connection with a change-in-control that would otherwise constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code.  The total payment owed to the executive upon a change-in-control will be reduced to an amount that is $1.00 less than the amount that would otherwise be an “excess parachute payment” under Code Section 280G.  In the event that the change-in-control payments under the employment agreement were triggered without termination of the executive’s employment, as of December 31, 2011, the value of the payments would have been approximately $1,263,000 for Mr. Prossner; $500,800 for Mr. Crossett; and $542,000 for Mr. Hammond, without taking into account any reduction under Code Section 280G.

Upon termination of the executive’s employment, the executive agrees not to compete with Beacon Federal for one year following termination of employment within the same geographic locations where Beacon Federal or its affiliates has material business interests.  Upon termination, the executive agrees not to solicit any Beacon Federal employee to terminate his or her employment with Beacon Federal and accept employment with a business that competes with Beacon Federal or any holding company of Beacon Federal or its subsidiaries or affiliates, or has offices within 50 miles of any location of Beacon Federal or any holding company of Beacon Federal or within 50 miles of any location for which Beacon Federal or any holding company of Beacon Federal has filed an application for regulatory approval to establish an office.

Employee Stock Ownership Plan and Trust.  Beacon Federal implemented an employee stock ownership plan in connection with the Company’s 2007 stock offering.  As part of the stock offering, the employee stock ownership plan trust borrowed funds from the Company and used those funds to purchase 591,714 shares, representing 8% of the common stock issued.  The collateral for the loan is the common stock purchased by the employee stock ownership plan.  The loan will be repaid principally from discretionary contributions by Beacon Federal to the employee stock ownership plan over a period of up to 20 years.  The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments.  The interest rate on the loan equals the prime interest rate at the closing of the stock offering, and will adjust annually at the beginning of each calendar year.  Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

Shares released from the suspense account will be allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan will vest at the rate of 20% per year, and become fully vested upon completion of five years of service. Credit will be given for vesting purposes to participants for years of service with Beacon Federal, Beacon Comprehensive Services Corp. and Marcy Federal Credit Union prior to the adoption of the plan, up to five years.  A participant’s interest in his account under the plan will also fully vest in the event of termination of service due to a participant’s normal retirement, death, disability, or upon a change in control (as defined in the plan).  Vested benefits will be payable in a lump sum, in the form of common stock and, to the extent the participant’s account contains cash, benefits will be paid in cash, unless the participant elects to receive his entire vested interest in the form of stock. Beacon Federal’s contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits.  Therefore, benefits payable under the employee stock ownership plan cannot be estimated.  Pursuant to the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) 718-40 “Employee Stock Ownership Plans,” we will be required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account.  In the event of a change in control, the employee stock ownership plan will terminate.

Excess Benefit Plan.  We have adopted a nonqualified deferred compensation plan that is intended to provide supplemental benefits to a select group of management or highly compensated employees whose benefits are curtailed under the tax-qualified 401(k) profit sharing plan and ESOP, due to limits imposed by the Internal Revenue Code on total compensation taken into account under those plans and on total annual contributions that may be made to those plans.  Each year, plan participants are credited with an amount equal to the value of the mandatory reductions in their employer-provided profit sharing contributions, ESOP allocations or employee deferrals under the tax-qualified retirement plans.  Such amounts generally will be invested in the same manner as the investments in the tax-qualified retirement plans.  Plan benefits will be distributed as a cash lump sum within 90 days after the participant’s separation from service.  However, distributions to “specified employees” (as defined in Section 409A of the Internal Revenue Code) will not be made until the first day of the seventh month following his or her separation from service.  If a participant dies before receiving a distribution from the plan, his or her beneficiary will receive a lump sum payment within 90 days after the participant’s death.  All amounts credited to participants under the plan remain subject to the claims of the general creditors of Beacon Federal until such amounts are distributed to the participant.

Annual Cash Incentive Plan.  Beacon Federal maintains an annual cash incentive plan for each employee who was employed at any time during the current year and who was actively employed at the time the payout is made.  In order to receive a bonus payment under the plan, the employee must have received at least a “satisfactory” overall rating on his or her annual performance review.   The bonus amount is determined based on Company-wide goals.  The Company-wide goal is based on Beacon Federal’s annual net income before taxes meeting the established threshold level, as recommended to the Compensation Committee and the Board of Directors by senior management.  The Company-wide goals are set by the disinterested members of the Board of Directors in the fourth quarter of the year before the year in which the performance is measured.  Generally, in order for any bonus payments to be made under the plan, the Company-wide goal is required to meet or exceed 80% of the threshold performance.  However, in the event that the threshold performance is not achieved, the Compensation Committee has discretion to reward incremental progress.  At the January meeting of the Board of Directors following the close of the performance year, the Board determines whether the Company-wide goals have been attained.  Bonuses under this plan were not paid for Named Executive Officers in 2011.

401(k) Plan.  Beacon Federal maintains a tax-qualified defined contribution plan for all employees of Beacon Federal who have attained age 18 and have performed one month of eligibility service.  Employees who satisfy the eligibility requirements will automatically be enrolled in the 401(k) Plan unless they elect otherwise at the time of hiring by Beacon Federal.  Participants in the 401(k) Plan may contribute up to 75% of their annual compensation to the plan on a pre-tax basis each year, subject to the limitations of the Internal Revenue Code (for 2011, the limit was $16,500, exclusive of any catch-up contributions).   Participants will have the option to designate all or any part of their contributions to the plan as Roth 401(k) deferrals which will have different tax implications under the Internal Revenue Code.  Beacon Federal matches 60% of a participant’s contributions, up to 6% of the participant’s compensation.  Each year, Beacon Federal may decide, in its discretion, to make a discretionary employer contribution on behalf of active participants.  Employer discretionary contributions, if any, and matching contributions become vested at the rate of 20% per year of vesting service.  In connection with the offering, the 401(k) Plan permitted participants to invest their account balances in shares of the Company through an employer stock fund established in the Plan.

Supplemental Executive Retirement Plan.  Effective January 1, 2008, Beacon Federal adopted a Supplemental Executive Retirement Plan (the “Plan”) for the purpose of providing additional retirement benefits to certain members of Beacon Federal’s senior management who have contributed significantly to the success and growth of Beacon Federal and whose services are vital to Beacon Federal’s continued growth and success. The Compensation Committee of Beacon Federal will administer the Plan and will, from time to time, designate participants in the Plan.

The Plan is a nonqualified deferred compensation plan, where Beacon Federal accrues amounts annually in order to fund a future stream of retirement payments for each participant.  The benefits provided under the Plan are not based on any salary reduction by the participants.  Beacon Federal will establish an accrued liability reserve account for the benefit of each participant into which appropriate reserves will be accrued for the participant until the participant has attained normal retirement age. Any asset used or acquired by Beacon Federal (including insurance policies) in connection with the liabilities it has assumed under the Plan will not be deemed to be held under any trust for the benefit of any participant or his or her beneficiaries. It will be a general, unpledged, and unrestricted asset of Beacon Federal.

Pursuant to the Plan, each participant will be entitled to a personalized retirement benefit, generally based upon a percentage of his annual salary. Each participant will become vested in his Plan benefits at the rate of 20% per year (and become fully vested on death or disability). Upon a participant’s separation from service (i) on or after his normal retirement age, (ii) involuntarily (except for cause) prior to his normal retirement age, or (iii) voluntarily for “good reason” (as defined in the Plan), Beacon Federal will begin paying the Participant’s retirement benefit in monthly installments starting on the first day of the second calendar month immediately following the participant’s separation from service and continuing for the participant’s lifetime; provided, however, that in the event the participant dies before receiving 180 monthly installments (i.e., 15 years of retirement benefits), Beacon Federal will pay the present value of the remainder of such payments to the participant’s beneficiary as a lump sum no later than the first day of the second calendar month following the participant’s date of death.  However, in the event the participant is a “Specified Employee” (as defined in Section 409A of the Internal Revenue Code), then, to the extent necessary to avoid penalties, no payment will be made to the participant prior to the first day of the seventh month following his separation from service.

If a participant becomes disabled before reaching his normal retirement age, he will be entitled to a lump sum payment of his vested accrued balance, determined as of the date the participant became disabled.  If a participant dies before reaching his normal retirement age, his beneficiaries will be entitled to a lump sum payment equal to the participant’s highest base salary during the current year or any of the previous three years, including compensation deferred at his election. In the event of voluntary separation from service prior to normal retirement age, he will be entitled to a lump sum payment of his vested accrued balance. If his employment is terminated for cause, he will forfeit all benefits under the Plan.

In the event that the aggregate payments or benefits to be made to the participant in the event of a change in control of Beacon Federal or the Company would be deemed to include an “excess parachute payment” as defined in the Internal Revenue Code, then at the election of the participant, (i) such payments or benefits will be payable or provided to the participant over the minimum period necessary to reduce the present value of such payments or benefits to an amount that is one dollar ($1.00) less than three times the participant’s “base amount,” or (ii) the payments or benefits to be provided under the Plan will be reduced to the extent necessary to avoid treatment as an excess parachute payment, with the allocation of the reduction among such payments and benefits to be determined by the participant.

The Committee has designated Ross J. Prossner, President and Chief Executive Officer of the Company and Beacon Federal, a participant in the Plan. Under Mr. Prossner’s benefits schedule, he is entitled to an annual benefit equal to 40% of his annual compensation, payable for the remainder of his lifetime, with a guaranteed payment of 180 monthly payments, provided, however, that if he dies before receiving all monthly payments, his beneficiary will be paid the present value of the remaining payments in a lump sum.  During 2011 and 2010, the Company accrued $368,705 and $329,428, respectively, related to this benefit.

Stock Benefit Plan

2008 Equity Incentive Plan.   In 2008, the Board of Directors adopted, and Company shareholders approved, the Beacon Federal Bancorp, Inc. 2008 Equity Incentive Plan (the “Equity Incentive Plan”), to provide officers, employees and directors of the Company and the Bank with additional incentives to promote the long-term financial success of the Company and the Bank.

The Equity Incentive Plan is administered by the members of the Compensation Committee. The Committee may determine the type of award and the terms and conditions of each award under the Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant.  The following types of awards may be granted under the Equity Incentive Plan: (a) stock options, which may be either “incentive” stock options or “non-qualified” stock options; (b) stock appreciation rights (either tandem or stand-alone); and (c) restricted stock. The Equity Incentive Plan authorizes the issuance of up to 1,035,500 shares of Company common stock pursuant to grants of incentive and non-qualified stock options, stock appreciation rights and restricted stock awards.  Up to 739,643 shares may be delivered pursuant to grants of stock options (all of which may be incentive stock options) and/or stock appreciation rights, and up to 295,857 shares may be issued as restricted stock awards.

With respect to options granted under the plan, the exercise price may not be less than the fair market value of a share of our common stock on the date the stock option is granted.  Neither the Committee nor the Board of Directors is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option or stock appreciation right previously granted.  Further, the Committee may not grant a stock option with a term that is longer than 10 years.

 The Committee is authorized to grant awards, the vesting of which may be subject to the satisfaction of performance-based conditions. The vesting date of performance-based awards is the date on which all the performance measures are attained and the performance period is concluded.  Any unvested performance-based awards for which the performance measures are not satisfied will be forfeited without consideration. If the right to become vested in an award under the Equity Incentive Plan is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Committee and evidenced in the award agreement.

Unless otherwise provided in an award agreement, in the event of a participant’s termination of service for any reason other than disability, retirement, death or termination for cause, then (i) any stock options and stock appreciation rights shall be exercisable only as to those awards that were vested on the date of termination of service and only for a period of three months following termination, and (ii) any restricted stock awards that have not vested as of the date of termination of service shall expire and be forfeited.  In the event of termination for cause, any awards that have not vested, or have vested but have not been exercised (in the case of stock options and stock appreciation rights) shall expire and shall be forfeited.

Upon termination of service due to death or disability, all stock options and stock appreciation rights shall be exercisable as to all shares subject to an outstanding award, whether or not then exercisable, and all restricted stock awards shall become fully vested at the date of termination of service.  Stock options and stock appreciation rights may be exercised for a period of one year following such termination of service.

Unless otherwise provided in an award agreement, upon termination of service due to retirement, all stock options and stock appreciation rights shall be exercisable as to all shares subject to an outstanding award, whether or not then exercisable.  Unless otherwise provided in an award agreement, all other awards, except performance-based awards subject to Section 162(m) of the Internal Revenue Code, shall become fully vested on retirement.

Unless otherwise provided in an award agreement, upon the occurrence of an involuntary termination of employment (or, as to a director, termination of service as a director) following a “change in control” of the Company (as defined in the Equity Incentive Plan), all outstanding options and stock appreciation rights then held by a participant will become fully exercisable and all restricted stock awards shall be fully earned and vested.

In the event of a change in control, any performance measure attached to an award under the Equity Incentive Plan shall be deemed satisfied as of the date of the change in control.

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to outstanding equity awards as of December 31, 2011 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011
Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable (1)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Ross J. Prossner	88,000	—	—	$8.23	11/26/2018	—	—	—	—
	8,333	16,667		$9.06	6/24/2020
	—	23,000		$12.60	1/27/2021

Darren T. Crossett	36,000	—	—	$8.23	11/26/2018	—	—	—	—
	4,000	8,000		$9.06	6/24/2020
	—	12,000		$12.60	1/27/2021

J. David Hammond	36,000	—	—	$8.23	11/26/2018	—	—	—	—
	4,000	8,000		$9.06	6/24/2020
	—	12,000		$12.60	1/27/2021

(1)
Employee stock options generally vest in three equal installments on the anniversary of the grant date over a three year period.  For each grant listed above, the vesting date for the final portion of the   stock options is the third anniversary of the grant date and the expiration date is the tenth anniversary of the grant date (i.e., for the options expiring on November 26, 2018, the final portion of the award vested on November 26, 2011).

Equity Compensation Plan Disclosure.  Set forth below is information as of December 31, 2011 regarding equity compensation plans that have been approved by shareholders.  The Company has no equity based benefit plans that were not approved by shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price	Number of securities remaining available for future issuance under plan
Equity compensation plans approved by shareholders	649,345	$9.42	105,103
Equity compensation plans not approved by shareholders	—	—	—
Total	649,345	$9.42	105,103	(1)

 (1) There are 47,935 shares available for future issuance and 57,168 shares underlying options available for future issuance pursuant to the 2008 Equity Incentive Plan.

Directors’ Compensation

The following table sets forth for the year ended December 31, 2011 certain information as to the total remuneration paid to directors other than Mr. Prossner.  Compensation paid to Mr. Prossner for his services as a director is included in “Executive Compensation—Summary Compensation Table.”

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2011
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(1)(3)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(2)	Total ($)
Timothy P. Ahern	$39,804	—	$18,600	—	—	$616	$59,020
John W. Altmeyer	$26,004	—	$18,600	—	—	$616	$45,220
Edward H. Butler	$34,200	—	$18,600	—	—	$616	$53,416
Thomas Driscoll	$28,404	—	$18,600	—	—	$616	$47,620
David R. Hill	$37,800	—	$18,600	—	—	$616	$57,016
Gail M. Kinsella	$27,204	—	$18,600	—	—	—	$45,804

(1)
The grant date fair value was calculated in accordance with Compensation – Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”), but excluding the effect of any estimated forfeitures.  The assumptions used in the valuation of these awards are included in Note 9 to the Company’s audited financial statements for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission.

(2)	Reflects cash dividends on unvested shares of restricted stock granted under the 2008 Equity Incentive Plan. For the year ended December 31, 2011, no director received perquisites or personal benefits, which exceeded $10,000.

(3)	Pursuant to the Company’s 2008 Equity Incentive Plan, Messrs. Ahern, Altmeyer, Butler, Driscoll, Hill and Ms. Kinsella were each granted 5,000 options with an exercise price of $12.60. All directors have 34,585 options outstanding, except Ms. Kinsella who has 5,000 options outstanding.

Directors’ Compensation

Director Fees.  Each of the individuals who serves as a director of the Company also serves as a director of Beacon Federal and earns director and committee fees in that capacity.  Each non-employee director is paid an annual retainer of $20,000 for service as a director plus $600 for each Committee meeting.  In addition to the annual retainer of $20,000, the Chairman of each Committee is paid an annual retainer for service as a Chairman.  The Chairman of the Audit Committee, currently Mr. Butler, is paid $7,000 as an annual retainer.  The Chairman of the Board, Mr. Ahern, is paid an annual retainer of $15,000. The Chairman of the Asset-Liability Management Committee, currently Mr. Hill, is paid an annual retainer of $7,000.

Transactions with Certain Related Persons

Loans and Extensions of Credit.  Various directors, executive officers and other related persons of the Company and the Bank are indebted to the Bank through business and consumer loans offered in the ordinary course of business by the Bank.  All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.  The Company expects that the Bank will continue to have banking transactions in the ordinary course of business with its directors, executive officers and other related persons on substantially the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with others.

In addition, loans made to a director or executive officer must be approved in advance by a majority of the disinterested members of the Board of Directors.  The aggregate amount of our loans to our officers and directors and their related entities was $1,300,000 at December 31, 2011.  As of December 31, 2011, these loans were performing according to their original terms.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has approved the engagement of Crowe Horwath LLP to be the Company’s independent registered public accounting firm for the 2012 year, subject to the ratification of the engagement by the Company’s stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Crowe Horwath LLP for the Company’s year ending December 31, 2012.  A representative of Crowe Horwath LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement, if deemed appropriate.

Stockholder ratification of the selection of the independent registered public accounting firm is not required by the Company’s bylaws or otherwise.  However, the Board of Directors is submitting the selection of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the independent registered public accounting firm selected by the Audit Committee, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

The following table sets forth the aggregate fees billed to the Company by Crowe Horwath LLP for professional services rendered for the fiscal years ended December 31, 2011 and 2010.

	Year Ended December 31, 2011	Year Ended December 31, 2010
Audit Fees	$442,630	$234,345
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	3,152	1,296

Audit Fees.  Audit fees for both years consisted of fees for the audit and related reviews of the Company’s consolidated financial statements, statutorily required FDICIA attest work and consultation on accounting matters. During 2011, $108,000 related to the review of the effectiveness of internal controls over financial reporting and during 2010, $3,515 related to reviewing the Company’s response to a comment letter received from the staff of the Securities and Exchange Commission.

Audit-Related Fees.  There were no audit-related fees during 2011 and 2010.

Tax Fees.  There were no tax fees during 2011 and 2010.

All Other Fees.  Other audit fees during 2011and 2010 were for accounting research tools and a compensation survey, respectively.

The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its independent registered public accounting firm.  The Audit Committee concluded that performing such services in 2011 did not affect the independent registered public accounting firm’s independence in performing its function as auditors of the Company’s financial statements.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget.  The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary.  The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

In 2011 and 2010, there were no fees paid to Crowe Horwath LLP that were not pre-approved by the Audit Committee.

In order to ratify the selection of Crowe Horwath LLP as the independent registered public accounting firm for the 2012 year, the proposal must receive a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”  The Board of Directors recommends a vote “FOR” the ratification of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the 2012 year.

PROPOSAL 3— ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of the Company’s Named Executive Officers is described in “PROPOSAL 1—ELECTION OF DIRECTORS—Executive Compensation.” Stockholders are urged to read the Executive Compensation and the Compensation Committee sections of this proxy statement, which discusses the compensation policies and procedures with respect to the Company’s Named Executive Officers.

In accordance with recently adopted changes to Section 14A of the Exchange Act, stockholders will be asked at the annual meeting to provide their support with respect to the compensation of the Named Executive Officers by voting on the following advisory, non-binding resolution:

RESOLVED, that the stockholders of Beacon Federal Bancorp, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers described in the Executive Compensation section of the proxy statement, the compensation tables and other narrative executive compensation disclosures set forth in that section.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with stockholders and encourages all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding the Company’s executive compensation programs.

In order to approve the non-binding resolution, the resolution must receive a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”  The Board of Directors recommends that you vote “FOR” the resolution set forth in Proposal Three.

PROPOSAL 4— ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY VOTES

In accordance with recently adopted changes to Section 14A of the Exchange Act, the Company is providing a stockholder advisory vote to approve the compensation of executives (the “say-on-pay” advisory vote in Proposal Three above) this year and will do so at least once every three years thereafter.  Pursuant to recently adopted changes to Section 14A of the Exchange Act, at the 2012 Annual Meeting, the Company is also asking stockholders to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every year, every two years or every three years.

After careful consideration, the Board of Directors recommends that future stockholder “say-on-pay” advisory votes on executive compensation be conducted every year.  The determination was based upon the premise that Named Executive Officer compensation is evaluated, adjusted and approved on an annual basis by the Board of Directors upon a recommendation from the Compensation Committee and the belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual recommendation.

Although the Board of Directors recommends a “say-on-pay” vote every year, stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove of the Board of Directors’ recommendation.

Although this advisory vote regarding the frequency of “say-on-pay” votes is non-binding on the Board of Directors, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when deciding how often to conduct future “say-on-pay” stockholder advisory votes.

The option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders. The Board of Directors recommends that you vote “FOR” the One Year option.

STOCKHOLDER PROPOSALS AND NOMINATIONS
In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office, 6611 Manlius Center Road, East Syracuse, New York 13057, no later than December 17, 2012.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.  Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

OTHER MATTERS AND ADVANCE NOTICE PROCEDURES

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement.  However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.  The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Securities Exchange Act of 1934.

The Bylaws of the Company provide an advance notice procedure for certain business or nominations to the Board of Directors to be brought before an annual meeting. In order for a stockholder to properly bring business before an Annual Meeting of the Company or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not later than the close of business on the 90th day prior to the anniversary date of the date of the proxy statement relating to the preceding year’s annual meeting and not earlier than the close of business on the 120th day prior to the anniversary date of the date of the proxy statement relating to the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 90th day prior to the date of such annual meeting and not earlier than the close of business on the 120th day prior to the date of such annual meeting.  No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice hereunder.

A stockholder’s notice must set forth (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, and in the case of nominations to the Board of Directors, certain information regarding the nominees; (ii) the name and address of the stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the stockholder and the beneficial owner; (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by the stockholder and any material interest of the stockholder in such business; and (v) a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.  In addition, in the case of nominations to the Board of Directors, the stockholder’s notice must set forth any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the federal proxy rules. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

The 2013 Annual Meeting of Stockholders is expected to be held May 16, 2013.  Accordingly, advance written notice for certain business, or nominations to the board of directors, to be brought before the next annual meeting must be received by the Company’s Corporate Secretary no earlier than December 17, 2012 and no later than January 16, 2013. If notice is received outside of these dates, it will be considered untimely, and the Company will not be required to present the matter at the stockholders meeting.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement.  However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company.  Proxies also may be solicited personally or by mail, telephone or telegraph by the Company’s directors, officers and employees, without additional compensation therefor. The Company also will request persons, firms and corporations holding shares in their names, or in the names of their nominees which are beneficially owned by others, to send proxy materials to and to obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO DARREN T. CROSSETT, CORPORATE SECRETARY, BEACON FEDERAL BANCORP, INC., 6611 MANLIUS CENTER ROAD, EAST SYRACUSE, NEW YORK 13057, OR CALL AT (315) 433-0111.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2012:  THIS PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, THE PROXY CARD AND BEACON FEDERAL BANCORP’S 2011 ANNUAL REPORT ON FORM 10-K ARE ALL AVAILABLE ON THE INTERNET AT WWW.CFPPROXY.COM/6322.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Darren T. Crossett
Corporate Secretary
East Syracuse, New York
April 16, 2012

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY BEACON FEDERAL BANCORP, INC.				For	With- hold
ANNUAL MEETING OF STOCKHOLDERS MAY 17, 2012			1.	The election as Directors of all nominees listed below each to serve for a three-year term		☐	☐
John W. Altmeyer Thomas Driscoll
       The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Beacon Federal Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company’s corporate headquarters, 6611 Manlius Center Road, East Syracuse, New York, at 10:30 a.m. (local time) on May 17, 2012. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “Withhold” and write that nominee’s name in the space provided below.

			2.	The ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012.		For ☐	Against ☐	Abstain ☐

			3.	The approval of an advisory, non-binding resolution to approve the executive compensation described in the proxy statement.		For ☐	Against ☐	Abstain ☐

			4.	An advisory, non-binding proposal with respect to the frequency that stockholders will vote on Beacon Federal Bancorp, Inc.’s executive compensation.	One Year ☐	Two Years ☐	Three Years ☐	Abstain ☐

The Board of Directors recommends a vote “FOR” each of the listed proposals and that you vote for the “one year” option in Proposal four.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE AND THE “ONE YEAR” OPTION IN PROPOSAL FOUR. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please be sure to date and sign this proxy card in the box below.		Date

	Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Detach above card, sign, date and mail in postage paid envelope provided.

BEACON FEDERAL BANCORP, INC.
        Should the above signed be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of Beacon Federal Bancorp, Inc. at the annual meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Beacon Federal Bancorp, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the annual meeting.

        The above signed acknowledges receipt from Beacon Federal Bancorp, Inc. prior to the execution of this proxy of a Notice of the annual meeting, audited financial statements and a proxy statement dated April 16, 2012.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2012: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, PROXY CARD AND BEACON FEDERAL BANCORP’S 2011 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT WWW.CFPPROXY.COM/6322.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/6322
6322

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	CONFIDENTIAL 401(k) PLAN VOTING INSTRUCTION FORM BEACON FEDERAL BANCORP, INC.					For	With- hold
Solicited on behalf of the Trustee of the Beacon Federal Retirement Savings Plan (the “401(k) Plan”)				1.	The election as Directors of all nominees listed below each to serve for a three-year term		☐	☐
			4 0 1 (k)		John W. Altmeyer Thomas Driscoll
       I understand that I have the right to direct the Trustee for the 401(k) Plan to vote my proportionate interest in said plan. I have been advised that my voting instructions are solicited for the Annual Meeting of Stockholders of Beacon Federal Bancorp, Inc. (the “Company”) to be held at the Company’s corporate headquarters, 6611 Manlius Center Road, East Syracuse, New York, at 10:30 a.m. (local time) on May 17, 2012, or an adjournment or postponement thereof (the “Annual Meeting”).

       The Company’s Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3 and recommends that you vote for the “one year” option in Proposal 4.

       I hereby direct the Trustee to vote my shares as listed above as follows:
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “Withhold” and write that nominee’s name in the space provided below.

				2.	The ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012.		For ☐	Against ☐	Abstain ☐

				3.	The approval of an advisory, non-binding resolution to approve the executive compensation described in the proxy statement.		For ☐	Against ☐	Abstain ☐

				4.	An advisory, non-binding proposal with respect to the frequency that stockholders will vote on Beacon Federal Bancorp, Inc.’s executive compensation.	One Year ☐	Two Years ☐	Three Years ☐	Abstain ☐

If any other business is brought before the Annual Meeting, this form will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries in the Beacon Federal 401(k) Plan. At the present time, the Company knows of no other business to be brought before the Annual Meeting.

The Trustee of the Beacon Federal 401(k) Plan is hereby directed to vote my proportionate interest in the Beacon Federal 401(k) Plan as indicated above. If I do not return this Confidential 401(k) Plan Voting Instruction Form in a timely manner, shares representing my interest in said plan will be voted in proportion to the manner in which other participants have voted their interests, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries.

IF NO INSTRUCTIONS ARE SPECIFIED AND THIS FORM IS RETURNED SIGNED, THIS CONFIDENTIAL 401(k) VOTING INSTRUCTION FORM WILL BE CONSIDERED A VOTE FOR EACH OF THE PROPOSALS STATED ABOVE AND THE “ONE YEAR” OPTION IN PROPOSAL FOUR.

Please be sure to date this Voting Instruction Form and sign in the box below.		Date

Sign above

Please complete, sign, date and submit this form to Registrar and Transfer Company, in the enclosed postage-paid envelope as soon as possible. Your Confidential 401(k) Plan Voting Instruction Form must be received by Registrar and Transfer Company no later than Thursday, May 10, 2012.

Detach above card, sign, date and mail in postage paid envelope provided.

BEACON FEDERAL BANCORP, INC.
I understand that my voting instructions will be kept confidential. I acknowledge receipt of the Notice of Annual Meeting and Proxy Statement, dated April 16, 2012, and the Confidential 401(k) Plan Voting Instruction Form.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR VOTING INSTRUCTION FORM TODAY

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2012: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND BEACON FEDERAL BANCORP’S 2011 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT WWW.CFPPROXY.COM/6322.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE CONFIDENTIAL 401(K) PLAN VOTING INSTRUCTION FORM IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/6322
7583

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	CONFIDENTIAL ESOP VOTING INSTRUCTION FORM BEACON FEDERAL BANCORP, INC.					For	With- hold
Solicited on behalf of the Trustee of the Beacon Federal Employee Stock Ownership Plan				1.	The election as Directors of all nominees listed below each to serve for a three-year term		☐	☐
			E S O P		John W. Altmeyer Thomas Driscoll
       I understand that I have the right to direct Hand Benefits & Trust Company (the “Trustee”) to vote the shares of common stock of Beacon Federal Bancorp, Inc. that have been allocated to my Beacon Federal Employee Stock Ownership Plan (“ESOP”) account. I have been advised that my voting instructions are solicited for the Annual Meeting of Stockholders of Beacon Federal Bancorp, Inc. to be held at the Company’s corporate headquarters, 6611 Manlius Center Road, East Syracuse, New York, at 10:30 a.m. (local time) on May 17, 2012, or an adjournment or postponement thereof (the “Annual Meeting”).

       The Company’s Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3 and recommends that you vote for the “one year” option in Proposal 4.

       I hereby direct the Trustee to vote my shares as listed above as follows:
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “Withhold” and write that nominee’s name in the space provided below.

				2.	The ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012.		For ☐	Against ☐	Abstain ☐

				3.	The approval of an advisory, non-binding resolution to approve the executive compensation described in the proxy statement.		For ☐	Against ☐	Abstain ☐

				4.	An advisory, non-binding proposal with respect to the frequency that stockholders will vote on Beacon Federal Bancorp, Inc.’s executive compensation.	One Year ☐	Two Years ☐	Three Years ☐	Abstain ☐

If any other business is brought before the Annual Meeting, this form will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries of the ESOP. At the present time, the Company knows of no other business to be brought before the Annual Meeting.

The Trustee of the ESOP is hereby directed to vote the shares allocated to my account under the ESOP as indicated above. If I do not return this form in a timely manner, shares allocated to my ESOP account will be voted in proportion to the manner in which other participants have voted their shares, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. Abstentions will be similarly treated, but solely with respect to the proposal for which an abstention is marked.

IF NO INSTRUCTIONS ARE SPECIFIED AND THIS CONFIDENTIAL ESOP VOTING INSTRUCTION FORM IS RETURNED SIGNED, THIS FORM WILL BE CONSIDERED A VOTE FOR EACH OF THE PROPOSALS STATED ABOVE AND THE “ONE YEAR” OPTION IN PROPOSAL FOUR.

Please be sure to date this Voting Instruction Form and sign in the box below.		Date

Sign above

Please complete, sign, date and submit this form to Registrar and Transfer Company, in the enclosed postage-paid envelope as soon as possible. Your Confidential ESOP Voting Instruction Form must be received by Registrar and Transfer Company no later than Thursday, May 10, 2012.

Detach above card, sign, date and mail in postage paid envelope provided.

BEACON FEDERAL BANCORP, INC.
I understand that my voting instructions will be kept confidential. I acknowledge receipt of the Notice of Annual Meeting and Proxy Statement, dated April 16, 2012, and the Confidential ESOP Voting Instruction Form.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR VOTING INSTRUCTION FORM TODAY

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2012: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND BEACON FEDERAL BANCORP’S 2011 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT WWW.CFPPROXY.COM/6322.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE CONFIDENTIAL ESOP VOTING INSTRUCTION FORM IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/6322